U.S. SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                                FORM SB-2

        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         TUSCANA VENTURES, INC.
                       ---------------------------
          (Exact name of Registrant as specified in its charter)

   NEVADA                 1000                   77-0622748
-------------   ---------------------------   ----------------
(State or other    Standard Industrial          IRS Employer
jurisdiction of      Classification             Identification
incorporation or                                Number
organization)

Tuscana Ventures, Inc.
Jeffery Wolf, President
346 Lawrence Avenue, Suite 102
Kelowna, British Columbia
Canada                                          V1Y 6L4
------------------------------                 ----------
(Name and address of principal                 (Zip Code)
executive offices)

Registrant's telephone number,
including area code:                           (250)862-3212
                                           Fax:(250)862-3214
                                               --------------
Approximate date of commencement of
Proposed sale to the public:               as soon as practicable after
                                           the effective date of this
                                           Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following. |__|

                  CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------
TITLE OF EACH                   PROPOSED      PROPOSED
CLASS OF                        MAXIMUM       MAXIMUM
SECURITIES                      OFFERING      AGGREGATE    AMOUNT OF
TO BE          AMOUNT TO BE     PRICE PER     OFFERING     REGISTRATION
REGISTERED     REGISTERED       SHARE (1)     PRICE (2)    FEE (2)
-----------------------------------------------------------------------
Common Stock   1,810,000 shares   $0.10       $181,000     $22.93
-----------------------------------------------------------------------

(1) Based on the last sales price on August 13, 2003
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.


          SUBJECT TO COMPLETION, Dated July 13, 2004



Agent for service of process: Val-U-Corp Services Inc.
                              1802 N Carson Street, Suite 212
                              Carson City, Nevada, USA 89701
                              Telephone:  775-887-8853

                                 PROSPECTUS
                           TUSCANA VENTURES, INC.
                              1,810,000 SHARES
                                COMMON STOCK
                              ----------------
The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.
                              ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 6 TO 9.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                              ----------------

           The Date Of This Prospectus Is: July 13, 2004

                              Table Of Contents

PAGE
Summary .......................................................  5
Risk Factors ..................................................  6
  -  If we do not obtain additional financing, our business
     will fail ................................................  6
  -  Because we have not commenced business operations, we face a high risk of business failure ..........................  7
  - Because of the speculative nature of exploration of mining properties, there is substantial risk that our business will fail ................................................  7
  - Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business .......................  7
  -  Even if we discover commercial reserves of precious metals on the Menzies Bay Property, we may not be able to
     successfully obtain commercial production ................  8
  -  We need to continue as a going concern if our business is to succeed ...............................................  8
  -  If we become subject to burdensome government regulation or other legal uncertainties, our business will be
     negatively effected ......................................  8
  -  Because  our  directors  own 65.9% of our  outstanding
     stock, they could control and make corporate decisions
     that may be disadvantageous to other minority
     stockholders .............................................. 8
  -  Because our president has other business interests,
     he may not be able or willing to devote a sufficient
     amount of time to our business operations, causing our
     business to fail .........................................   9
  -  Because management does not have any technical experience in mineral exploration, our business has a higher risk of
     failure...................................................   9
  -  If a market for our common stock does not develop,
     shareholders may be unable to sell their shares ..........   9
  -  A purchaser is purchasing penny stock which limits the
     sell the ability to stock ................................   9
Use of Proceeds ...............................................  10
Determination of Offering Price ...............................  10
Dilution ......................................................  10
Selling Shareholders ..........................................  10
Plan of Distribution ..........................................  14
Legal Proceedings .............................................  16
Directors, Executive Officers, Promoters and Control Persons..   16
Security Ownership of Certain Beneficial Owners and Management   18
Description of Securities .....................................  19
Interest of Named Experts and Counsel .........................  20
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities ....................................  20
Organization Within Last Five Years ...........................  20
Description of Business .......................................  21
Plan of Operations ............................................  24
Description of Property .......................................  25
Certain Relationships and Related Transactions ................  25
Market for Common Equity and Related Stockholder Matters ......  26
Executive Compensation ........................................  27
Financial Statements ..........................................  28
Changes in and Disagreements with Accountants .................  29
Available Information .........................................  29

                               Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to be in the business of mineral property exploration. To date, we have not conducted any exploration on our sole mineral property, the Menzies Bay property located in the Nanaimo Mining Division of British Columbia, Canada. We own a 100% interest in the 10 mineral claims comprising the Menzies Bay property. We purchased these claims from Mr. James Laird of Lions Bay, British Columbia for a cash payment of $6,200.

Our objective is to conduct mineral exploration activities on the Menzies Bay property in order to assess whether it possesses economic reserves of copper. We have not yet identified any economic mineralization on the property. Our proposed exploration program is designed to search for an economic mineral deposit.

We were incorporated on October 22, 2002 under the laws of the state of Nevada. Our principal offices are located at 346 Lawrence Avenue, Suite 102, Kelowna, British Columbia, Canada. Our telephone number is (604) 862-3212.

The Offering:

Securities Being Offered Up to 1,810,000 shares of common stock.

Offering Price               The selling shareholders will sell our
                             shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of  the  Offering      The  selling  shareholders will determine  when and
                             how they will sell the common stock offered in this prospectus.

Termination of the Offering  The offering will conclude when all of the
                             1,810,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued
And to be Issued             5,310,000 shares of our common stock are issued and
                             outstanding as of the date of this prospectus.  All
                             of   the   common  stock  to  be  sold  under  this
                             prospectus  will be  sold by existing shareholders.

Use of Proceeds              We  will  not receive any proceeds from the sale of
                             the  common  stock  by  the  selling shareholders.

Summary Financial Information

Balance Sheet Data                      February 29, 2004
------------------                      -----------------

Cash                                            $20,420
Total Assets                                    $20,420
Liabilities                                     $ 2,340
Total Stockholders' Equity                      $18,080

Statement of Loss and Deficit

                  From Incorporation on
         October 22, 2002 to February 29, 2004

Revenue                 $      0
Net Loss                ($17,770)


                          Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUT BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete all intended exploration of the Menzies Bay property, and therefore we will need to obtain additional financing in order to complete our business plan. As of July 12, 2003, we had cash in the amount of $20,024. We currently do not have any operations and we have no income.

Our  business  plan  calls  for  significant  expenses  in  connection  with the exploration of the Menzies Bay property. While we have sufficient funds to conduct initial exploration on the property, we will require additional financing in order to determine whether the property contains economic mineralization. We will also require additional financing if the costs of the exploration of the Menzies Bay property are greater than anticipated.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market price for copper, investor acceptance of our property and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be our sale of a partial interest in the Menzies Bay property to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

Although we are preparing to commence exploration on the Menzies Bay property within the next month, we have not yet commenced exploration on the property. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on October 22, 2002 and to date have been involved primarily in organizational activities and the acquisition of our mineral property. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Menzies Bay property and the production of minerals from the claims, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that our mineral claims contain economic mineralization or reserves of copper. Exploration for minerals is a speculative venture necessarily involving substantial risk. In all probability, the Menzies Bay property does not contain any reserves and funds that we spend on exploration will be lost. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE MENZIES BAY PROPERTY, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The Menzies Bay property does not contain any known bodies of mineralization. If our exploration programs are successful in establishing copper of commercial tonnage and grade, we will require additional funds in order to place the property into commercial production. At this time, we cannot assure investors that we will be able to obtain such financing.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED.

The Independent Auditor's Report to our audited financial statements for the period ended July 31, 2003 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are our net loss position, our failure to attain profitable operations and our dependence upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose their investments.

IF WE BECOME SUBJECT TO BURDENSOME GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES, OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

There are several governmental regulations that materially restrict mineral property exploration and development. Under British Columbia mining law, to engage in certain types of exploration will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. While these current laws do will not affect our current exploration plans, if we proceed to commence drilling operations on the Menzies Bay property, we will incur modest regulatory compliance costs.

In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring for ore deposits. The growth of demand for ore may also be significantly slowed. This could delay growth in potential demand for and limit our ability to generate revenues. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

BECAUSE OUR DIRECTORS OWN 65.9% OF OUR OUTSTANDING COMMON STOCK, THEY COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHER MINORITY SHAREHOLDERS.

Our directors own approximately 65.9% of the outstanding shares of our common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. They will also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE  OUR  PRESIDENT  HAS  OTHER  BUSINESS  INTERESTS,  HE MAY NOT BE ABLE OR
WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. Jeffery Wolf only spends approximately 20% of his business time providing his services to us. While Mr. Wolf presently possesses adequate time to attend to our interests, it is possible that the demands on Mr. Wolf from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.

BECAUSE MANAGEMENT HAS ONLY LIMITED EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

Our directors and officers do not have technical training in the field of geology or specifically in the areas of exploring for, starting and operating a mine. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. As well, with no direct training or experience, our management may not be fully aware of specific requirements related to working in this industry. Their decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                         Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                  Determination Of Offering Price

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                      Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 1,810,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1. 1,500,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on March 4, 2003; and

2. 310,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on August 13, 2003.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;
  2.  the total number of shares that are to be offered for each;
  3. the total number of shares that will be owned by each upon completion of the offering; and
  4.  the percentage owned by each upon completion of the offering.

                            Total Number
                            Of Shares To    Total Shares  Percentage of
                            Be Offered For  to Be Owned   Shares owned
Name Of      Shares Owned   Selling         Upon          Upon
Selling      Prior To This  Shareholders    Completion Of Completion of
Stockholder  Offering       Account         This Offering This Offering
--------------------------------------------------------------------------------

Jorin Wolf      250,000        250,000           Nil           Nil
539 Sutherland
Suite 208
Kelowna, B.C.
Canada

Barry Conduit   260,000        260,000           Nil           Nil
5707 Lakeshore Rd.
Kelowna, B.C.
Canada

Corrie Maddaford 260,000       260,000           Nil           Nil
836 Hammer Ave.
Kelowna, B.C.
Canada

Sandra Brock    250,000        250,000           Nil           Nil
11638 Waresley St.
Maple Ridge, BC
Canada

Warren Felsterman 260,000      260,000           Nil           Nil
2041 Davies Rd.
Kelowna, B.C.
Canada

Karl Cappus     250,000        300,000           Nil           Nil
3663 Spiers Road
Kelowna, B.C.
Canada

Harvey Lavallie 10,000          10,000           Nil           Nil
3551 16th Ave. NE
Salmon Arm, B.C.
Canada

Suzan Kardan    10,000          10,000           Nil           Nil
16008 88th St.
Edmonton, Alberta
Canada

Nidal Abzakh    10,000          10,000           Nil           Nil
16008 88th St.
Edmonton, Alberta
Canada

                            Total Number
                            Of Shares To    Total Shares     Percent
                            Be Offered For  Be Owned         Owned Upon
Name Of      Shares Owned   Selling         Upon             Completion
Selling      Prior To This  Shareholders    Completion Of    Of This
Stockholder  Offering       Account         This Offering    Offering
--------------------------------------------------------------------------------

Dewey Lotoski   10,000          10,000           Nil           Nil
1675 Pandosy St.
Kelowna, BC
Canada

Cameron Kendrick 10,000         10,000           Nil           Nil
10310 61st Ave
Edmonton, Alberta
Canada

Mark DeGraaf    10,000          10,000           Nil           Nil
10310 61st Ave
Edmonton, Alberta
Canada

Urban Commercial 10,000         10,000           Nil           Nil
Management Ltd.
(Larry Salloum)
327 Bernard Ave.
Kelowna, B.C.
Canada

Terry Thasitiz   20,000         20,000           Nil           Nil
104 Darlington Cres
Edmonton, Alberta
Canada

Niki Natras      10,000         10,000           Nil           Nil
462 Ormsby Road
Edmonton, Alberta
Canada

Garry Maddaford 10,000          10,000         Nil            Nil
836 Hammer Ave.
Kelowna, B.C.
Canada

Thanos Natras   10,000          10,000         Nil            Nil
1108 6th Ave SW
Suite 1110
Edmonton, Alberta
Canada

Filippos        10,000          10,000         Nil            Nil
Papanikolaoy
10748 69th St.
Edmonton, Alberta
Canada

                            Total Number
                            Of Shares To    Total Shares     Percent
                            Be Offered For  Owned Upon      Owned Upon
Name Of      Shares Owned   Selling         Completion      Completion
Selling      Prior To This  Shareholders    of this         Of This
Stockholder  Offering       Account         Offering        Offering
--------------------------------------------------------------------------------

David Skoglund  10,000          10,000         Nil            Nil
3015 Hall Road
Kelowna, B.C.
Canada

Steve Pilon     10,000          10,000         Nil            Nil
2041 Davies Road
Kelowna, B.C.
Canada

Louise Wright   10,000          10,000         Nil            Nil
4099 Miller Road
Kelowna, B.C.
Canada

Justin Havre    10,000          10,000         Nil            Nil
3287 Signal Hill
Drive, S.W.
Calgary, Alberta
Canada

Rob Dechant     10,000          10,000         Nil            Nil
468 Ormsby Rd
Edmonton, Alberta
Canada

B. Sonia Dechant 10,000         10,000         Nil            Nil
468 Ormsby Rd.
Edmonton, Alberta
Canada

Aris Natras     10,000         10,000         Nil            Nil
37 Menlo Cres
Sherwood Park
Alberta, Canada

Tanya Eklund    10,000         10,000         Nil            Nil
2629 32nd St SW
Calgary, Alberta
Canada

Fred L. Scott   10,000         10,000         Nil            Nil
3907 Gallaghers Circle
Kelowna, B.C.
Canada

                            Total Number
                            Of Shares To    Total Shares     Percent
                            Be Offered For  Owned Upon      Owned Upon
Name Of      Shares Owned   Selling         Completion      Completion
Selling      Prior To This  Shareholders    of this         Of This
Stockholder  Offering       Account         Offering        Offering
--------------------------------------------------------------------------------

Sotirios Natras 10,000         10,000         Nil            Nil
462 Ormsby Road
Edmonton, Alberta
Canada

Joey Yu         10,000         10,000         Nil            Nil
11232 37th Ave
Edmonton, Alberta
Canada

Russ Harper     10,000         10,000         Nil            Nil
#4 Hawthorne Crescent
St. Albert, Alberta
Canada

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 5,310,000 shares of common stock outstanding on the date of this prospectus.

Jorin Wolf is the mother of Jeffery Wolf, our president and a director.

Otherwise, none of the selling shareholders:

    (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

    (2)  has ever been one of our officers or directors.


                        Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. These are estimated to be $11,500. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1. Not engage in any stabilization activities in connection with our common stock;

  2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

   * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
   * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of
   * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
   * contains a toll-free telephone number for inquiries on disciplinary actions;
   * defines significant terms in the disclosure document or in the
   * conduct of trading penny stocks;  and
   * contains such other  information  and is in such form (including
   * language,  type,  size, and format) as the Commission shall require
   * by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

  *  with bid and offer quotations for the penny stock;
  * the compensation of the broker-dealer and its salesperson in the transaction;
  * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

                       Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 1802 N. Carson Street, Suite 212, Carson City, Nevada, 89701.

    Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Directors:

Name of Director                 Age
-----------------------         -----
Jeffery Wolf                     32
Greg Yanke                       34

Executive Officers:

Name of Officer                  Age             Office
---------------------           -----            ---------------------
Jeffery Wolf                     32              President, Chief
                                                 Executive Officer,
                                                 and a Director

Greg Yanke                       34              Secretary, Treasurer,
                                                 Principal Accounting
                                                 Officer and a Director

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Mr. Jeffery Wolf has acted as our President, chief executive officer and as a director since our incorporation. Since June 2002, he has been employed as a consultant for Diamcor Mining Inc., a British Columbia and Alberta reporting company, where he has overseen its diamond production operations at the So Ver mine located near Kimberly, South Africa and represented the company in the negotiations for additional diamond concessions. From January 1999 to June 2002, Mr. Wolfe was a self-employed importer and exporter of lumber and automobiles between Canada and the United States.

Mr. Wolf does not have any professional training or technical credentials in the exploration, development and operation of mines.

Mr. Wolf devotes approximately 20% of his business time to our affairs.

Mr. Greg Yanke has acted as our secretary, treasurer and as a director since our incorporation. He is a self-employed securities lawyer and principal of Gregory
S. Yanke Law Corporation. From May 1996 to February 2000, he was employed as an associate lawyer with Beruschi & Company, Barristers and Solicitors, a Vancouver, Canada based law firm that practices securities and corporate law. Mr. Yanke is a graduate of the University of British Columbia, receiving Bachelor degrees in Political Science (1991) and Law (1994). He is a member in good standing with the Law Society of British Columbia.

Mr. Yanke currently acts as corporate secretary of LMX Resources Ltd., Randsburg International Gold Corp., Alberta Star Development Corp., Candorado Operating Company Ltd.,Iciena Ventures Inc. and Big Bar Gold Corporation, all of which are British Columbia and Alberta reporting companies. Alberta Star Development Corp. is also a reporting issuer in the United States.

Mr. Yanke also acts as a director of Algorithm Media Inc., Diamcor Mining Inc. and Big Bar Gold Corporation, all of which are British Columbia and Alberta reporting companies, and Tamarack Ventures, Inc., a United States reporting company. From September 19, 2001 to April 30, 2003, Mr. Yanke also acted as a director of Surforama.com, Inc. (now known as Erxsys, Inc.), a United States reporting company involved in selling classified advertisements via the Internet.

Mr. Yanke does not have any professional training or technical credentials in t he exploration, development and operation of mines.

Mr. Yanke devotes approximately 5% of his business time to our affairs.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Conflicts of Interest

We do not have any procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

    Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                Amount of
Title of      Name and address                  beneficial     Percent
Class         of beneficial owner               ownership      of class
--------------------------------------------------------------------------------

Common         Jeffery Wolf                     1,750,000       32.96%
Stock          President, Chief
               Executive Officer
               And Director
               1328 Water Street
               Kelowna, B.C.
               Canada

Common         Greg Yanke                       1,750,000       32.96%
Stock          Secretary, Treasurer
               Principal Accounting Officer
               and Director
               675 West Hastings Street
               Suite 200
               Vancouver, British Columbia
               Canada

Common         All Officers and Directors       3,500,000       65.92%
Stock          as a Group that consists of        shares
               two people

The percent of class is based on 5,310,000 shares of common stock issued and outstanding as of the date of this prospectus.

                         Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of July 12, 2003, there were 5,310,000 shares of our common stock issued and outstanding that are held by 32 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                 Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Warren J. Soloski, our independent legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Amisano Hanson, Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

      Disclosure Of Commission Position Of Indemnification For
                   Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

              Organization Within Last Five Years

We were incorporated on October 2, 2002 under the laws of the state of Nevada. On that date, Jeffery Wolf and Greg Yanke were appointed as our directors. As well, Mr. Wolf was appointed as our president and chief executive officer, while Mr. Yanke was appointed as our secretary and treasurer.

                         Description Of Business

In General

We intend to commence operations as an exploration stage company. We will be engaged in the acquisition, and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility. We own a 100% interest in 10 contiguous mineral claims collectively known as the Menzies Bay property.

Our plan of operation is to conduct exploration work on the Menzies Bay property in order to ascertain whether it possesses economic quantities of copper. There can be no assurance that economic mineral deposits or reserves, exist on the Menzies Bay property until appropriate exploration work is done and an economic evaluation based on such work concludes that production of minerals from the property is economically feasible.

Menzies Bay Property Purchase Agreement

On February 20, 2003, we entered into an agreement with Mr. James Laird of Lions Bay, British Columbia, whereby he agreed to stake and sell to us a total of 10 mineral claims located approximately 20 kilometers north of Campbell River, British Columibia that have the potential to contain copper and silver mineralization or deposits. In order to acquire a 100% interest in these claims, we paid $6,200 to Mr. Laird.

Description, Location and Access

The Menzies Bay property is located in the Nanaimo Mining Division on Vancouver Island, British Columbia approximately 20 kilometers north of Campbell River and about 0.75 kilometers Highway 19, the main highway on the island. Access to the property is by way of old, disused logging roads that are connected to Highway 19.

Topography within the claims area is relatively flat with the main areas being about 152 meters above sea level. The climate is mild and typical of low elevation areas on the east coast of Vancouver Island where rainfall is at times heavy and continuous. Vegetation is largely second growth spruce and fir in the claim area and in general the forest is thick and difficult to traverse.

Exploration History

To date, no mineral deposit has been delineated on the Menzies Bay property. Consequently there has been no significant commercial production from the property or any reserved or resource calculated.

The earliest known information on the property is documented in the 1916 British Columbia Minister of Mines Annual Report that states that "the claims include co-pper bearing mineral showings described as the Menzies Group.".

The 1959 Annual Report states that in 1955, five tons of high grade copper ore was removed from the property and was shipped to a smelter in Tacoma, Washington for processing. In 1959, the property lease holders at the time sorted and shipped 16 tons of ore averaging 24% copper to a Japanese smelter.

Since that time, various companies have held claims covering the property area, but only minor high grading work has been conducted on the property. High grading involves removing small quantities of rock from the property that contains high levels of copper in order to remove and sell the metal. Modest amounts of profit can be made from such operations. Our intent is to determine whether the Menzies Bay contains significant enough copper content to operate a mine.

Geological Assessment Report: Menzies Bay Group Property

We have obtained a geological assessment report on the Menzies Bay property that was prepared by Dr.K. Warren Geiger, P.Eng., P.Geo. of Calgary, Alberta, Canada. The geological report summarizes the results of the prior exploration on the Menzies Bay property and makes a recommendation for further exploration work.

In his report, Dr. Geiger concludes that the Menzies Bay property has substantial merit as a potential setting for a copper deposit due to its strong similarity to the Kennecott mine geology in Alaska, as well as the copper discovered on the property to date. He believes that there is good potential for discovering more substantial deposits of high grade copper mineralization on the Menzies Bay property.

Dr. Geiger reports that two rock samples from the property were recently gathered. The samples were sent to a laboratory where they were crushed and analysed for metal content. One of the samples contained 32.0% copper, while the other one contained 4.22% copper. Both of these percentages are considered significant and would be economic for mining if these grades were consistent over a larger enough area of the property.

Dr. Geiger recommends that we undertake an initial exploration program on the property to determine the extent to which the high copper values continue over different areas of the property. He suggests that the program consisting of grid establishment, soil geochemistry and follow-up trenching.

Grid establishment involves dividing a portion of the property being explored into small sections. Soil geochemistry work consists of a geologist and his assistant gathering soil samples from the property surface with the most potential to host economically significant mineralization based on their observation. As with the previous samples, they will be sent to a laboratory for analysis of metal content, specifically copper. Trenching involves removing surface soil using a backhoe or bulldozer. Samples are then taken from the bedrock below and analysed for mineral content.

We anticipate that this initial stage of this work program will cost approximately $5,000 and will be completed in stages. We do not expect to commence the trenching portion of the exploration program until we receive the results from the laboratory respecting the soil samples. These results will allow us to focus the trenching on the areas of the property that contained the highest copper values in the soil samples.

If we continue to encounter economic mineralization during the trenching phase of the exploration program, we intend to proceed with additional exploration that will include drilling. Drilling involves extracting long cylinders of rock from the ground and analysing them for metal content. This allows us to determine whether or not copper mineralization continues underneath the property surface.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in the province of British Columbia, specifically. Under these laws, prior to production, we have the right to explore the property, subject only to a notice of work which may entail posting a bond if we significantly disturb the property surface. This would first occur during the drilling phase of exploration.

In addition, production of minerals in the province of British Columbia requires prior approval of applicable governmental regulatory agencies. We can provide no assurance to investors that such approvals will be obtained. The cost and delay involved in attempting to obtain such approvals cannot be known at this time.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

         -        Water discharge will have to meet water standards;

         - Dust generation will have to be minimal or otherwise re-mediated;

         - Dumping of material on the surface will have to be re-contoured and re-vegetated;

         - An assessment of all material to be left on the surface will need to be environmentally benign;

         - Ground water will have to be monitored for any potential contaminants;

         - The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

         - There will have to be an impact report of the work on the local fauna and flora.

Employees

We have no employees as of the date of this prospectus other than our two directors.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.


                        Plan Of Operation

Our plan of operation for the twelve months following the date of this prospectus is to complete the recommended grid establishment, soil geochemistry work and trenching on the Menzies Bay property.

We anticipate that the grid establishment and soil geochemistry program will cost approximately $7,000, while the trenching program will cost approximately and $15,000.

As well, we anticipate spending an additional $10,000 on professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $32,000.

We are able to proceed with the first stage of the exploration program without additional financing. We expect to commence this program in September.

We anticipate this program to take approximately 30 days, including the interpretation of all data collected. We anticipate proceeding with the trenching portion of the exploration program in spring of 2005.

We will require additional funding in order to proceed with the trenching program. We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund the second phase of the exploration program. We believe that debt financing will not be an alternative for funding the complete exploration program. We do not have any arrangements in place for any future equity financing.

Our cash reserves are not sufficient to meet our obligations for the next twelve-month period. As a result, we will need to seek additional funding in the near future. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock. We may also seek to obtain short-term loans from our directors, although no such arrangement has been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors to meet our obligations over the next twelve months. We do not have any arrangements in place for any future equity financing.

Results Of Operations For Period Ending February 29, 2004

We did not earn any revenues from our inception on October 22, 2002 to February 29, 2004. We do not anticipate earning revenues until such time as we have entered into commercial production on the Menzies Bay property. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the property, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $17,770 for the period from our inception on October 22, 2002 to February 29, 2004. These operating expenses were comprised of mineral property costs of $8,300, professional fees of $8,133, filing fees of $880 and office and general costs of $457.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

                       Description Of Property

We own a 100% interest, in 10 mineral claims comprising the Menzies Bay property. We do not own or lease any property other than the Menzies Bay property.

            Certain Relationships And Related Transactions

Except as described below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  *  Any of our directors or officers;
  *  Any person  proposed as a nominee for  election as a director;
  * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  *  Any of our promoters;
  * Any relative or spouse of any of the foregoing persons who has the same house as such person.

A private company owned by Mr. Wayne Wolf, father of Jeffery Wolf, our president and a director loaned $3,200 to us on April 14, 2003. These funds had no fixed term of repayment and did not accrue interest. We repaid the loan in full in August 2003.

     Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As  of  the  date  of  this  registration   statement,  we  have  32  registered
shareholders.

Rule 144 Shares

A total of 3,500,000 shares of our common stock are available for resale to the public after January 8, 2004 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 53,100, shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 3,500,000 shares that may be sold pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                        Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from our inception on October 22, 2002 to February 29, 2004.

                         Annual Compensation

                                Other  Restricted Options/  LTIP    Other
                                       Stock       * SARs   payouts Comp
Name    Title  Year Salary Bonus Comp. Awarded    (#)       ($)
_______________________________________________________________________
Jeffery Pres., 2004     $0        0      0        0          0        0
Wolf    CEO &
        Dir.

Greg    Sec.,  2004     $0        0      0        0          0        0
Yanke   & Dir.


Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with Mr. Wolf or Mr. Yanke. We do not pay them any amount for acting as a director.

Financial Statements

Index to Financial Statements:

1. Auditors' Report;

2. Audited financial statements for the period ending August 31, 2003 and unaudited financial statements for the period ending February 29, 2004 including:

  a. Auditor's Report;

  b. Balance Sheets;

  c. Statements of Operations;

  d. Statement of Stockholders' Equity;

  e. Statement of Cash Flows; and

  f. Notes to Financial Statements

                             TUSCANA VENTURES, INC.

                         (An Exploration Stage Company)

                              FINANCIAL STATEMENTS

                          February 29, 2004 (unaudited)

                               and August 31, 2003








INDEPENDENT AUDITORS' REPORT

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENT OF STOCKHOLDERS' EQUITY

STATEMENTS OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

[DALE MATHESON           Partnership of:           Robert J Burkart, Inc.     James F Carr-Hilton, Ltd.
[CARR-HILTON LABONTE     Alvin F Dale, Ltd.        Peter J Donaldson, Inc.    R.J. LaBonte, Ltd.
-------------------      Robert J Matheson, Inc.   Fraser G Ross, Ltd.
[CHARTERED ACCOUNTANTS LOGO]



                          INDEPENDENT AUDITORS' REPORT
--------------------------------------------------------------------------------


To the Stockholders and Board of Directors of Tuscana Ventures, Inc.

We have audited the balance sheet of Tuscana Ventures, Inc. as at August 31, 2003 and the statements of operations, stockholders' equity and cash flows for the period from October 22, 2002 (inception) to August 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at August 31, 2003 and the results of its operations and its cash flows and the changes in stockholders' equity for the period from October 22, 2002 (inception) to August 31, 2003 in accordance with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred losses since inception and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                             "Dale Matheson Carr-Hilton LaBonte"


                                                           CHARTERED ACCOUNTANTS

Vancouver, B.C.
March 31, 2004



 A MEMBER OF MMGI INTERNATIONAL, A WORLDWIDE NETWORK OF INDEPENDENT ACCOUNTANTS
                             AND BUSINESS ADVISORS


Vancouver Offices:  Suite 1700-1140 West Pender Street, Vancouver, B.C., Canada V6E 4G1  Tel: 604 687 4747  Fax: 604 687 4216
                    Suite 610-938 Howe Street, Vancouver, B.C., Canada V6Z 1N9           Tel: 604 682 2778  Fax: 604 689 2778
Surrey Office       Suite 303-7337 -137th Street, Surrey, B.C., Canada V3W 1A4           Tel: 604 572 4586  Fax: 604 572 4587

                              TUSCANA VENTURES INC.
                         (An Exploration Stage Company)
                                 BALANCE SHEETS


                                      ASSETS
                                      ------
                                                                             February 29,         August 31,
                                                                                 2004                2003
                                                                                 ----                ----
                                                                             (unaudited)
Current
   Cash                                                                   $         20,420    $         26,326
                                                                                ----------          ----------

                                   LIABILITIES
                                   -----------
Current
   Accounts payable and accrued liabilities                               $          2,340    $          3,800
                                                                                ==========         ===========

                              STOCKHOLDERS' EQUITY
                              --------------------

Common stock (Note 4)
   75,000,000 shares authorized, $0.001 par value,
   5,310,000 shares outstanding (August 31,
    2003: 5,310,000)                                                                 5,310               3,681
Additional paid in capital                                                          33,690              32,319
Stock subscription                                                        (          3,150)      (       3,150)
Deficit accumulated during the exploration stage                          (         17,770)      (      10,324)
                                                                                -----------       ------------
                                                                                    18,080              22,526
                                                                                -----------       ------------
                                                                          $         20,420    $         26,326
                                                                                ===========       ============


Nature and Continuance of Operations - Note 1



    The accompanying notes are an integral part of these financial statements

                             TUSCANA VENTURES, INC.
                         (An Exploration Stage Company)
                            STATEMENTS OF OPERATIONS

                                                                                          October 22,   October 22,
                                                                                            2002            2002
                                         Three months ended       Six months ended        Inception) to (Inception) to
                              February 29,    February 28,   February 29,    February 28,   August 31,  February 29,
                               2004             2003            2004            2003           2003         2004
                             ---------        ---------       ---------       --------                    ---------
                            (unaudited)      (unaudited)     (unaudited)     (unaudited)                 (unaudited)
Expenses
   Professional fees        $    3,612      $        -    $     4,333    $         -    $      3,800    $    8,133

   Filing fees                     880               -            880              -               -           880

  Office and general               23                -            133             302            324           457
   Mineral property costs        2,100               -          2,100              -           6,200         8,300
                              --------        ---------    ----------      ----------     ----------      ---------
Net loss for the period     $   (6,615)    $        (7)    $   (7,446)   $       (302)  $    (10,324)   $  (17,770)
                              ========        =========    ==========      ==========     ==========      =========



Basic and diluted
loss per share              $    (0.00)    $     (0.00)    $    (0.00)   $      (0.00)   $     (0.00)   $    (0.00)
                             =========         =========   ==========      ==========     ==========
Weighted average number
of shares outstanding        5,310,000          155,555     5,310,000         76,923       4,142,077
                             =========         =========    =========       =========      ==========




    The accompanying notes are an integral part of these financial statements

                            TUSCANA VENTURES, INC.
                         (An Exploration Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
        for the period October 22, 2002 (Inception) to February 29, 2004


                                                                                                         Deficit
                                                                                                       Accumulated
                                                                      Additional        Share          During the
                                               Common Shares           Paid-in       Subscription      Exploration
                                        ----------------------------
                                            Number      Par Value      Capital        Receivable          Stage            Total
                                            ------      ---------      -------        ----------          -----            -----
Capital stock issued for cash
 - at $0.001 (February 25, 2003)             3,500,000 $     3,500  $            - $    (   3,150)  $            -    $       350
 - at $0.001 (March 4, 2003)                 1,500,000       1,500               -              -                -          1,500
 - at $0.10 (April - May 2003)                  50,000          50           4,950              -                -          5,000
 - at $0.10 (June - August 2003)               260,000         260          25,740              -                -         26,000
Net loss for the period                              -           -               -              -       (   10,324)     (  10,324)
                                             ---------    --------      ----------     ----------        ---------       --------
Balance, August 31, 2003                     5,310,000 $     5,310  $       30,690 $   (    3,150)  $   (   10,324)   $    22,526

Contribution of legal services                       -           -           3,000              -                -          3,000
Net loss for the period ended February
   29, 2004                                          -           -               -                      (    7,446)     (   7,446)
                                             ---------    --------       ---------     ----------        ---------      ----------
Balance, February 29, 2004 (unaudited)       5,310,000 $     5,310  $       33,690 $   (    3,150)  $   (   17,770)   $    18,080
                                             =========   =========       =========     ===========       ==========     ==========





    The accompanying notes are an integral part of these financial statements

                             TUSCANA VENTURES, INC.
                         (An Exploration Stage Company)
                            STATEMENTS OF CASH FLOWS

                                                                                        October 22, 2002   October 22, 2002
                                                               Six months ended           (Inception) to     (Inception) to
                                                         February 29,     February 28,       August 31,       February 29,
                                                             2004             2003              2003              2004
                                                           ----------       ---------       -----------         ----------
                                                          (unaudited)      (unaudited)                          (unaudited)
Operating Activities
   Net loss for the period                              $  (      7,446) $  (      302)   $  (      10,324)  $  (     17,770)
   Change in non-cash working capital balance related
   to operations
     Accounts payable and accrued liabilities              (      1,460)           295               3,800             2,340
   Non-cash legal services                                        3,000              -                   -             3,000
                                                            -----------      ----------         ----------        ----------
Net cash used in operating activities                      (      5,906)    (        7)      (       6,524)     (     12,430)
                                                            -----------      ----------         ----------        ----------
Financing Activities
   Capital stock issued                                              -             350               32,850           32,850
                                                            -----------      -----------        -----------       ----------
Net cash from financing activities                                   -             350               32,850           32,850
                                                            -----------      -----------        -----------       ----------
Increase (decrease) in cash during the period              (      5,906)           343               26,326           20,420

Cash, beginning of the period                                    26,326              -                   -                 -
                                                            -----------      -----------        -----------       ----------
Cash, end of the period                                 $        20,420  $         343    $          26,326  $        20,420
                                                            ============     ===========        ===========       ==========






    The accompanying notes are an integral part of these financial statements

                             TUSCANA VENTURES, INC.
                         (An Exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                          February 29, 2004 (unaudited)
                               and August 31, 2003


Note 1        Nature and Continuance of Operations
              ------------------------------------
     The Company was incorporated in the State of Nevada on October 22, 2002 and is in the exploration stage. The Company has acquired a mineral property located in the Province of British Columbia, Canada and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of amounts from the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds from the sale thereof.


     These financial statements have been prepared on a going concern basis. The Company has incurred losses since inception resulting in an accumulated deficit of $14,770 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.


Note 2        Summary of Significant Accounting Policies
              ------------------------------------------
              Basis of Presentation
              ---------------------
              The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the

             United States of America and are presented in US dollars.

              Exploration Stage Company
              -------------------------
              The Company complies with Financial Accounting Standards Board Statement ("FASB") No. 7 and Securities and Exchange Commission Act Guide 7 for its characterization as exploration stage company.


              Mineral Property
              ----------------
              Mineral property acquisition, exploration and development costs are expensed as incurred until such time as economic reserves are quantified. To date the Company has not established any proven or probable reserves on its mineral properties. The Company has adopted the provisions of SFAS No. 143 "Accounting for Asset Retirement Obligations" which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets. The adoption of this standard has had no effect on the Company's financial position or results of operations. As at February 29, 2004, any potential costs relating to the retirement of the Company's mineral property interest are not yet determinable.

              Use of Estimates and Assumptions
              --------------------------------
              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

              Foreign Currency Translation
              ----------------------------
              The financial statements are presented in United States dollars. In accordance with FASB No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Related translation adjustments are reported as a separate component of stockholders' equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

TUSCANA VENTURES, INC.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
February 29, 2004 (unaudited)
and August 31, 2003-Page 2

Note 2        Summary of Significant Accounting Policies - (cont'd)
              -----------------------------------------------------

              Fair Value of Financial Instruments
              -----------------------------------
              The carrying value of cash and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

              Environmental Costs
              -------------------
              Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to a plan of action based on the then known facts.

              Income Taxes
              ------------
              The Company follows the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. At August 31, 2003 and February 29, 2004 a full deferred tax asset valuation allowance has been provided due to the uncertainty of realization and no deferred tax asset benefit has been recorded.

              Basic and Diluted Loss Per Share
              --------------------------------
              Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings per share reflects the potential dilution of securities that could share in the earnings of the Company.
              Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.


              Stock-based compensation
              ------------------------
              In December 2002, FASB issued Financial Accounting Standard No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" ("SFAS No. 148"), an amendment of Financial Accounting Standard No. 123 "Accounting for Stock-Based Compensation" ("SFAS No. 123"). The purpose of SFAS No. 148 is to: (1) provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation, (2) amend the disclosure provisions to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation, and (3) to require disclosure of those effects in interim financial information. The disclosure provisions of SFAS No. 148 were effective for the Company for the year ended November 30, 2003.


              The Company has elected to continue to account for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", ("APB No. 25") and comply with the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148 as described above. In addition, in accordance with SFAS No. 123 the Company applies a fair value method using the Black-Scholes option-pricing model in accounting for options granted to consultants. Under APB No. 25, compensation expense for employees is recognized based on the difference, if any, on the date of grant between the estimated fair value of the Company's stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period. To February 29, 2004 the Company has not granted any stock options.

TUSCANA VENTURES, INC.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
February 29, 2004 (unaudited)
and August 31, 2003-Page 3

Note 2        Summary of Significant Accounting Policies - (cont'd)
              -----------------------------------------------------

              The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force in Issue No. 96-18. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

              The Company has also adopted the provisions of FASB Interpretation No.44, Accounting for Certain Transactions Involving Stock Compensation - An Interpretation of APB Opinion No. 25 ("FIN 44"), which provides guidance as to certain applications of APB 25. FIN 44 is generally effective July 1, 2000 with the exception of certain events occurring after December 15, 1998.

              Recent Accounting Pronouncements

              In April 2003, FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", which clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of SFAS 149 did not have a material effect on the Company's financial position or results of operations.

              In May 2003, SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", was issued. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Generally, a financial instrument, whether in the form of shares or otherwise, that is mandatorily redeemable, i.e. that embodies an unconditional obligation requiring the issuer to redeem it by transferring its shares or assets at a specified or determinable date (or dates) or upon an event that is certain to occur, must be classified as a liability (or asset in some circumstances). In some cases, a financial instrument that is conditionally redeemable may also be subject to the same treatment. This Statement does not apply to features that are embedded in a financial instrument that is not a derivative (as defined) in its entirety. For public entities, this Statement is effective for financial instruments entered into or modified after May 31, 2003. The adoption of SFAS 150 did not affect the Company's financial position or results of operations.

TUSCANA VENTURES, INC.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
February 29, 2004 (unaudited)
and August 31, 2003-Page 4

              In January 2003, FASB issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletins ("ARB") No. 51, Consolidated Financial Statements ("FIN 46"). Fin 46 applies immediately to variable interest entitles created after January 31, 2003, and in the first interim period beginning after June 15, 2003 for variable interest entities created prior to January 31, 2003.

              The interpretation explains how to identify variable interest entities and how an enterprise assesses its interest in a variable interest entity to decide whether to consolidate that entity. The interpretation requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among parties involved. Variable interest entities that effectively disperse risks will not be consolidated unless a single party holds an interest or combination of interests that effectively recombines risks that were previously dispersed. The adoption of FIN 46 did not affect the Company's financial position or results of operations.

Note 3        Mineral Property

              Menzies Bay Group
              -----------------
              By a mineral property staking and purchase agreement dated February 20, 2003, the Company acquired a 100% undivided right, title and interest in and to the Menzies Bay Group of Claims located in the Province of British Columbia, Canada in consideration for $6,200.

              During the period ended February 29, 2004 the Company incurred a further $2,100 for exploration work done on the property.

Note 4        Capital Stock
              -------------
              The Company's authorized common stock is 75,000,000 shares with a par value of one tenth of one cent ($0.001) per share.

              During the period from October 22, 2002 (Inception) to August 31, 2003 the Company issued 5,310,000 common shares for total proceeds of $36,000. At August 31, 2003 and February 29, 2004 stock subscriptions receivable of $3,150 were outstanding.

              At August 31, 2003 and February 29, 2004 there were no outstanding stock options or warrants.

Note 5        Income Taxes
              ------------
     The significant components of the Company's deferred tax assets are as follows:


                                                                                February 29,      August 31,
                                                                                    2004             2003
                                                                                    ----             ----
             Deferred Tax Assets
             Non-capital loss carryforward                                     $          2,665  $        1,549
             Less:  valuation allowance for deferred tax asset                   (        2,665)  (       1,549)
                                                                                ---------------     ------------
                                                                               $              -  $            -
                                                                                ===============     ============

              There were no temporary differences between the Company's tax and financial bases that result in deferred tax assets, except for the Company's net operating loss carryforwards amounting to approximately $17,770 at February 29, 2004 (August 31, 2003 - $10,324) which may be available to reduce future year's taxable income. These carryforwards will expire, if not utilized, commencing in 2023. Management believes that the realization of the benefits from these deferred tax assets appears uncertain due to the Company's limited operating history and continuing losses. Accordingly a full, deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.

             Changes In And Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

                     Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Until ____, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                Part II


                Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

         (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

         (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

         (3) a transaction from which the director derived an improper personal profit; and

         (4)      willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

         (1) such indemnification is expressly required to be made by law;

         (2)      the proceeding was authorized by our Board of Directors;

         (3) such indemnification is provided by us,in our sole discretion, pursuant to the powers vested us under Nevada law; or

         (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee         $     22.93
Transfer Agent Fees                                         $  1,000.00
Accounting fees and expenses                                $  5,000.00
Legal fees and expenses                                     $  4,000.00
Edgar filing fees                                           $  1,500.00

                                                            -----------
Total                                                       $ 11,522.93
                                                            ===========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales Of Unregistered Securities

We issued 1,750,000 shares of our common stock to Mr. Jeffery Wolf and 1,750,000 shares to Mr. Greg Yanke January 8, 2003. Mr. Wolf is our president, chief executive officer and a director. Mr. Yanke is our secretary, treasurer, principal financial officer and a director. Mr. Wolf and Mr. Yanke acquired these 3,500,000 shares at a price of $0.001 per share for total proceeds to us of $3,500.00. Of these funds, $3,150 was paid to us subsequent to February 29, 2004. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act") and are restricted shares as defined in the Securities Act. Appropriate legends were affixed to the stock certificates representing these shares.

We completed an offering of 1,500,000 shares of our common stock at a price of $0.001 per share to a total of six purchasers on March 4, 2003. The total amount received from this offering was $1,500. We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 310,000 shares of our common stock at a price of $0.10 per share to a total of 27 purchasers on August 13, 2003. Three of these individuals had also purchased stock in our offering completed on February 7, 2003. The total amount received from this offering was $31,000. We completed this offering pursuant to Regulation S of the Securities Act.

With respect to each of the above offerings completed pursuant to Regulation S of the Securities Act, each purchaser represented to us that he was a non-U.S. person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his or her intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends will be affixed to the stock certificates issued to each purchaser in accordance with Regulation S.

Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

                             Exhibits
Exhibit
Number             Description

  3.1             Articles of Incorporation
  3.2             Bylaws
  5.1             Legal opinion of Warren J. Soloski, with consent to use.
 10.1             Mineral Property Staking and Purchase Agreement dated
                  February 20, 2003
 23.1             Consent of Dale Matheson Carr-Hilton LaBonte, Chartered
                  Accountants

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the
Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Kelowna, Province of British Columbia on July 13, 2004.

                             Tuscana Ventures, Inc.

                               By:/s/ Jeffery Wolf
                              ------------------------------
                              Jeffery Wolf, President, Chief
                              Executive Officer and Director

                           Power of Attorney

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Jeffery Wolf, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE               CAPACITY IN WHICH SIGNED             DATE

/S/ Jeffery Wolf        President, Chief Executive       July 13, 2004
----------------------- Officer and Director
Jeffery Wolf


/s/ Greg Yanke          Secretary, Treasurer,            July 13, 2004
----------------------- Principal Accounting
Greg Yanke              Officer and Director